  Exhibit 99.1

NEWS RELEASE

Paragon Commercial Corporation Reports 18% Increase
in Year-to-Date Earnings for 2016

Highlights:

■
Third quarter 2016 net income of $3.5 million including the first quarterly loan loss provision since 2015
■
Fully diluted earnings per share of $0.63 reflecting full impact of Initial Public Offering
■
Loan growth of $60.0 million in the third quarter
■
Credit quality remains strong with nonperforming loans only 0.08% of total loans
■
Nonperforming assets remained strong at 0.41% of total assets at September 30, 2016
■
Annualized third quarter 2016 ROAA of 0.95% and ROAE of 10.35%
■
Book value increased to $24.75 at September 30, 2016 from $24.17 at June 30, 2016

RALEIGH, N.C., October 19, 2016 – Paragon Commercial Corporation (the “Company” ) (Nasdaq: PBNC), parent company of Paragon Bank, today reported unaudited financial results for the three- and nine-month periods ended September 30, 2016. Net income during the three-month period increased 4% to $3.5 million compared to $3.3 million for the same period in 2015. The increase in earnings was primarily driven by an increase in net interest income as a result of continued loan growth. The increase in net interest income was partially offset by a $391,000 loan loss provision as the Company increased its Allowance for Loan Losses commensurate with loan growth. In addition, the third quarter of 2015 included $145,000 in gain on sale of securities not matched in 2016. Fully diluted earnings per share for the period was $0.63, a 14% decrease over the same period last year as a result of a 19% increase in weighted average diluted shares outstanding included in the calculation due to the Company’s initial public offering (“IPO”) and listing on Nasdaq during the second quarter of 2016. For the nine-month period ending September 30, 2016, the Company reported net income of $9.8 million, an increase of 18% over the $8.3 million of net income for the same period in 2015. Robert C. Hatley, President and CEO stated, “We are delighted with the results of our first full quarter as a Nasdaq publicly traded company. Our key indicators of success continue to trend in the right direction. We again enjoyed high double digit loan growth, our credit quality is excellent and we recorded another strong quarter of earnings in the third quarter. We look to a good finish to an outstanding year for Paragon.”

The annualized return on average assets for the third quarter of 2016 was 0.95% and the annualized return on average equity was 10.35% compared to 0.99% and 14.17%, respectively, for the same ratios in the third quarter of 2015. Those ratios were impacted by the loan loss provision and the additional capital as a result of the IPO.

Consolidated Assets
Total consolidated assets on September 30, 2016 were $1.48 billion compared to $1.31 billion as of December 31, 2015. Assets increased during the quarter by $24.5 million as a result of strong loan demand using funds generated from core deposit growth but offset by the use of funds to repay short-term borrowings.

Loan Portfolio
Loans outstanding increased by $60.0 million during the third quarter from $1.11 billion at June 30, 2016 to $1.17 billion at September 30, 2016. Almost half of the loan growth came in commercial and industrial and owner occupied commercial real estate. The company continues to see strong loan growth throughout the Raleigh, Charlotte and Cary markets.

Deposit Portfolio
Total deposits increased by $98.9 million during the third quarter as the Company experienced strong local funding growth while simultaneously making an effort to reduce its noncore deposit percentage. The deposit portfolio mix continues to experience a shift from time deposits to core transactional accounts. During the quarter, demand account balances increased by $9.3 million while money market and interest checking accounts increased by $112.2 million, increases of 5% and 17%, respectively. During the same period, time deposits decreased by $22.6 million or 8% as the Company continued to implement its strategic initiative to reduce its reliance on time deposits. Since the third quarter of 2015, time deposits have declined from 37% of total deposits to only 20%.

Credit Quality
The Company recorded a $391,000 loan loss provision for the third quarter of 2016 as a result of the growth in total loans. There was no provision for loan losses for the quarter ended September 30, 2015. The allowance for loan losses as a percentage of total loans at September 30, 2016 was 0.68%, down from 0.72% in the previous quarter, impacted in part due to the Company’s first net charge-off quarter this year of $452,000.

Asset quality continued to remain strong as nonperforming loans were 0.08% of total loans at September 30, 2016. Loans past due 30 days or greater at quarter end were 0.10% of total and the ratio of total nonperforming assets to total assets including foreclosed real estate was 0.41%.

Net Interest Income
Net interest income increased by $1.1 million during the third quarter of 2016 compared to the third quarter of 2015. Net interest income totaled $11.8 million during the period, representing a net interest margin of 3.47% on a tax equivalent basis, which was flat compared to the same 3.47% in the third quarter of 2015. For the nine-month period ended September 30, 2016, net interest income increased $3.3 million compared to the nine-month period ended September 30, 2015.

Non-Interest Income
For the third quarter of 2016, non-interest income was $438,000 compared to $544,000 for the same period in 2015. The third quarter of 2015 was impacted by $145,000 in gains on sale of securities. There were no such gains for the same period in 2016.

Non-Interest Expenses
Non-interest expenses in the third quarter of 2016 were $6.8 million compared to $6.2 million in the third quarter of 2015. Personnel expense increased by $534,000 as the Company added lenders and staff to support its strong growth. This expense, however, was partially offset by declines in several other key categories including problem loan and unreimbursed loan costs which declined by $109,000 in the third quarter of 2016 compared to the third quarter of 2015.

MEDIA INQUIRIES:
Blair Kelly – MMI Public Relations, 919.233.6600 or BKelly@MMIpublicrelations.com
Kate Feldhouse – Paragon Bank, AVP/Marketing & Public Relations, 919.534.7462 or KFeldhouse@ParagonBank.com

INVESTOR INQUIRIES:
Steve Crouse – Paragon Bank, Chief Financial Officer, 919.534.7404 or SCrouse@ParagonBank.com

NEW MEDIA CONTENT:
Paragon Bank LinkedIn Page: http://linkd.in/P0o9Wc

ABOUT PARAGON COMMERCIAL CORPORATION
Paragon Commercial Corporation is the parent company of Paragon Bank, which provides a private banking experience to businesses, professionals, executives, entrepreneurs and other individuals. Founded in Raleigh, North Carolina in 1999, Paragon Bank provides banking services through highly responsive professionals, an extensive courier service, online and mobile technologies, free worldwide ATM access, and a select number of strategically placed offices in Raleigh, Cary and Charlotte, NC. For more information, visit http://ParagonBank.com.

FORWARD-LOOKING STATEMENTS
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, without limitation: the effects of future economic conditions; governmental fiscal and monetary policies; legislative and regulatory changes; the risks of changes in interest rates; management of growth; fluctuations in our financial results; reliance on key personnel; our ability to compete effectively; privacy, security and other risks associated with our business; and the other factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of our website at https://paragonbank.com/investor-relations/ or upon request from our investor relations department. Paragon Commercial Corporation assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES
Some of the financial measures included in this press release are not measures of financial performance recognized by United States generally accepted accounting principles, or GAAP. These non-GAAP financial measures are “overhead to average assets” and “efficiency ratio.” Our management uses these non-GAAP financial measures in its analysis of our performance and because of market expectations of use of these ratios to evaluate the Company. Management believes each of these non-GAAP financial measures provides useful information about our financial condition and results of operation.

“Overhead to average assets” reflects the amount of non-interest expenses incurred in comparison to the total size of the Company and provides investors with an additional measure of our productivity.

The efficiency ratio shows the amount of revenue generated for each dollar spent and provides investors with a measure of our productivity.

These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	as of September 30,
(Dollars in thousands, except per share data)	2016	2016	2016	2015	2015	2016	2015
Loans and loan fees	$12,544	$11,840	$11,190	$11,311	$11,223	$35,574	$32,189
Investment securities	1,214	1,369	1,219	1,238	1,249	3,802	3,548
Federal funds and other interest income	97	63	58	45	38	218	104
Total Interest and Dividend Income	13,855	13,272	12,467	12,594	12,510	39,594	35,841
Interest-bearing checking and money markets	966	836	857	769	727	2,659	1,987
Time deposits	588	556	567	704	799	1,711	2,609
Borrowings and repurchase agreements	534	579	492	391	328	1,605	924
Total Interest Expense	2,088	1,971	1,916	1,864	1,854	5,975	5,520
Net Interest Income	11,767	11,301	10,551	10,730	10,656	33,619	30,321
Provision for loan losses	391	-	-	-	-	391	750
Net Interest Income after Provision for Loan Losses	11,376	11,301	10,551	10,730	10,656	33,228	29,571
Non-interest Income
Increase in cash surrender value of bank owned life insurance	220	226	223	221	225	669	632
Net gain (loss) on sale of securities	-	-	85	(26)	145	85	568
Deposit service charges and other fees	65	56	58	56	58	179	163
Mortgage banking revenues	59	33	32	41	44	124	156
Net loss on sale or write-down of other real estate	-	(45)	(212)	(287)	(9)	(257)	(472)
Other noninterest income	94	111	80	97	81	285	305
Total Non-interest Income	438	381	266	102	544	1,085	1,352

Non-interest Expense
Salaries and employee benefits	3,912	3,742	3,867	3,617	3,378	11,521	9,714
Occupancy	362	342	344	344	366	1,048	1,203
Furniture and equipment	456	502	492	495	482	1,450	1,383
Data processing	270	279	296	257	267	845	846
Directors fees and expenses	219	219	252	251	253	690	670
Professional fees	208	182	237	123	159	627	614
FDIC and other supervisory assessments	220	217	195	229	231	632	710
Advertising and public relations	239	234	188	211	177	661	537
Unreimbursed loan costs and foreclosure related expenses	172	142	69	124	281	383	750
Other expenses	720	629	660	649	586	2,009	2,033
Total Non-interest Expenses	6,778	6,488	6,600	6,300	6,180	19,866	18,460

Income before income taxes	5,036	5,194	4,217	4,532	5,020	14,447	12,463
Income tax expense	1,581	1,719	1,379	1,569	1,707	4,679	4,192
Net income	$3,455	$3,475	$2,838	$2,963	$3,313	$9,768	$8,271

Basic earnings per share	$0.64	$0.76	$0.62	$0.65	$0.73	$2.02	$1.84
Diluted earnings per share	$0.64	$0.75	$0.62	$0.65	$0.73	$2.00	$1.82

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars and shares in thousands)	2016	2016	2016	2015	2015
Assets
Cash and due from banks	$73,706	$100,115	$51,559	$55,530	$118,297
Investment securities - available for sale, at fair value	178,606	186,323	182,157	168,896	172,513
Loans-net of unearned income and deferred fees	1,165,345	1,105,344	1,044,981	1,016,156	998,232
Allowance for loan losses	(7,925)	(7,986)	(7,931)	(7,641)	(7,618)
	1,157,420	1,097,358	1,037,050	1,008,515	990,614
Premises and equipment, net	15,858	16,124	16,281	16,433	16,538
Bank owned life insurance	28,943	28,723	28,497	28,274	28,052
Federal Home Loan Bank stock, at cost	5,425	8,613	7,232	8,061	7,636
Accrued interest receivable	4,022	4,092	3,858	3,795	3,609
Deferred tax assets	3,361	3,264	4,304	4,118	5,141
Other real estate owned and reposessed property	5,183	5,183	5,228	5,453	13,017
Other assets	6,335	4,538	5,011	6,836	5,776
Total Assets	$1,478,859	$1,454,333	$1,341,177	$1,305,911	$1,361,193

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$188,398	$179,070	$166,556	$158,974	$161,878
Money market accounts and interest checking	767,124	654,954	624,199	504,092	501,822
Time deposits	243,563	266,177	256,378	319,781	392,080
Total deposits	1,199,085	1,100,201	1,047,133	982,847	1,055,780
Repurchase agreements and federal funds purchased	19,796	22,690	24,494	30,580	25,978
Borrowings	100,000	175,000	146,673	169,800	160,422
Subordinated debentures	18,558	18,558	18,558	18,558	18,558
Other liabilities	6,398	6,175	4,147	6,468	6,162
Total Liabilities	1,343,837	1,322,624	1,241,005	1,208,253	1,266,900

Stockholders' equity
Common stock, $0.008 par value	44	43	37	37	37
Additional paid in capital	80,015	79,845	53,235	53,147	52,993
Retained earnings	55,128	51,673	48,198	45,360	42,397
Accumulated other comprehensive (loss) income	(165)	148	(1,298)	(886)	(1,134)
Total Shareholders' Equity	135,022	131,709	100,172	97,658	94,293
Total Liabilities and Shareholders' Equity	$1,478,859	$1,454,333	$1,341,177	$1,305,911	$1,361,193

PARAGON COMMERCIAL CORPORATION
LOANS
(Unaudited)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(In thousands except per share data)	2016	2016	2016	2015	2015
Loans
Construction and land development	$74,605	$63,819	$68,316	$64,704	$70,997
Commercial real estate:
Commercial real estate	355,839	340,475	320,791	305,723	300,696
Commercial real estate - owner occupied	178,631	158,612	144,168	147,017	141,563
Farmland	994	1,002	1,313	1,332	1,348
Multifamily, nonresidential and junior liens	96,643	93,945	86,610	79,171	84,228
Total commercial real estate	632,107	594,034	552,882	533,243	527,835
Consumer real estate:
Home equity lines	86,361	85,883	80,940	78,943	75,687
Secured by 1-4 family residential, secured by 1st deeds of trust	190,913	186,054	171,355	167,709	164,555
Secured by 1-4 family residential, secured by 2nd deeds of trust	4,358	3,656	3,731	3,723	3,642
Total consumer real estate	281,632	275,593	256,026	250,375	243,884
Commercial and industrial loans	164,913	157,640	153,159	153,669	138,571
Consumer and other	12,088	14,258	14,598	14,165	16,945
Total loans	1,165,345	1,105,344	1,044,981	1,016,156	998,232

PARAGON COMMERCIAL CORPORATION
OTHER FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(In thousands, except per share data)	2016	2016	2016	2015	2015
Selected Average Balances:
Average total assets	$1,452,526	$1,393,722	$1,323,397	$1,330,518	$1,342,111
Average earning assets	1,378,081	1,310,510	1,235,237	1,239,027	1,240,640
Average loans	1,135,448	1,071,325	1,019,396	1,004,627	999,857
Average total deposits	1,123,277	1,019,133	994,219	1,010,610	1,010,398
Average shareholders' equity	133,494	103,682	99,090	96,688	93,498

Performance Ratios:
Return on average assets	0.95%	1.00%	0.86%	0.89%	0.99%
Return on average equity	10.35%	13.41%	11.46%	12.26%	14.17%
Tangible common equity ratio	9.13%	9.06%	7.47%	7.48%	6.93%
Total interest-earning assets	$1,408,456	$1,373,728	$1,257,254	$1,224,106	$1,280,961
Tax equivalent net interest margin	3.47%	3.55%	3.54%	3.52%	3.47%
Overhead to average assets (1)	1.87%	1.86%	1.99%	1.89%	1.84%
Efficiency ratio (1)	54.38%	54.13%	59.04%	55.44%	54.88%

Credit Ratios:
Non-accrual loans	$948	$1,220	$487	$513	$738
Other real estate owned	$5,183	$5,183	$5,228	$5,453	$13,017
Nonperforming assets to total assets	0.41%	0.44%	0.43%	0.46%	1.01%
Nonperforming loans to total loans	0.08%	0.11%	0.05%	0.05%	0.07%
Loans past due >30 days and still accruing	$499	$346	$127	$-	$-
Net loan charge-offs (recoveries)	$452	$(56)	$(289)	$(23)	$(49)
Annualized net charge-offs/average loans	0.16%	-0.02%	-0.11%	-0.01%	-0.02%
Allowance for loan losses/total loans	0.68%	0.72%	0.76%	0.75%	0.76%
Allowance for loan losses/nonperforming loans	836%	655%	1629%	1489%	1032%

Per share data:
Average diluted common shares outstanding	5,445,641	4,624,326	4,574,455	4,567,023	4,565,963
End of quarter common shares outstanding	5,455,382	5,449,886	4,581,334	4,581,334	4,580,434
Book value per common share	$24.77	$24.17	$21.87	$21.32	$20.59

(1)            This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation of this measure to the most directly comparable GAAP measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

“Overhead to average assets” is defined as non-interest expense divided by total average assets. We believe overhead to average assets is an important indicator of the company’s level of non-interest expenses relative to the company’s overall size, which assists in the evaluation of our productivity. While the overhead to average assets ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Overhead to Average Assets
Non-interest expense	$6,778	$6,488	$6,600	$6,300	$6,180
Average Assets	1,452,526	1,393,722	1,323,397	1,330,518	1,342,111

Overhead to Average Assets	1.87%	1.86%	1.99%	1.89%	1.84%

“Efficiency ratio” is defined as total non-interest expense divided by adjusted operating revenue. Adjusted operating revenue is equal to net interest income (taxable equivalent) plus non-interest income, adjusted to exclude the impacts of gains and losses on the sale of securities and gains and losses on the sale or write down of foreclosed real estate because we believe the timing of the recognition of those items to be discretionary. We believe the efficiency ratio is important as an indicator of productivity because it shows the amount of revenue generated by our operations for each dollar spent. While the efficiency ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Efficiency Ratio
Non-interest expense	$6,778	$6,488	$6,600	$6,300	$6,180

Net interest taxable equivalent income	$12,026	$11,560	$10,785	$10,949	$10,853
Non-interest income	438	381	266	102	544
Less gain on investment securities	-	-	(85)	26	(145)
Plus loss on sale or writedown of foreclosed real estate	-	45	212	287	9
Adjusted operating revenue	$12,464	$11,986	$11,178	$11,364	$11,261

Efficiency ratio	54.38%	54.13%	59.04%	55.44%	54.88%